UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 30, 2002

COMMUNITY BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File Number:	33-0859354
(State of other jurisdiction of incorporation or organization)	000-26505	(I.R.S. Employer Identification No.)

900 Canterbury Place, Suite 300, Escondido, California 92025
(Address of principal executive offices)

(760) 432-1100
(Registrant’s telephone number, including area code)

ITEM 5.     OTHER EVENTS

On October 30, 2002 the Company issued a press release announcing a five percent (5%) stock dividend and earnings for the quarter ended September 30, 2002 and made publicly available certain supplemental information. The press release is attached to this current report as Exhibit 99.1, and is incorporated by reference to this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2002

COMMUNITY BANCORP INC.

By:	/S/ THOMAS E. SWANSON
Thomas E. Swanson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated October 30, 2002.

*	Filed herewith.